EXHIBIT 4.5

                       NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement ("Agreement") is made and entered into as of _______________, 2005 by and between RG Global Lifestyles, Inc., a California corporation ("Company"), and ____________________, an individual ("Purchaser").

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, an unsecured promissory note in the principal amount of $__________, in the form attached hereto as Exhibit A ("Note").

WHEREAS, as an inducement for the Purchaser to enter into this Agreement, the Company shall grant to the Purchaser on the date of this Agreement a warrant to purchase a number of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), equal to one share per dollar paid as investment in the Note by Purchaser, vesting in full at twelve months after the date of this Agreement, at an exercise price equal to the lowest Closing Price for RGBL.OB (as reported by the OTC:BB) over the twelve months immediately following the date of this Agreement, in the form attached hereto as Exhibit B ("Warrant").

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PURCHASE AND SALE OF NOTES; GRANT OF WARRANTS.

          (a) Purchase and Sale of Note. Simultaneously with the execution and delivery of this Agreement, the Purchaser shall deliver $200,000 to the Company against delivery of the Note to the Purchaser by the Company.

          (b) Grant of Warrants. On the date of this Agreement, the Company shall grant to the Purchaser, and the Purchaser shall accept from the Company, the Warrant.

2. CLOSING. The closing of the purchase and sale of the Note shall take place at the offices of the Company on the date of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser, as of the date hereof:

          (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and authority required to
(i) carry on its business as currently conducted and as proposed to be conducted by the Company in its Company Reports (as defined in Section 3(d)(iii) hereof) and (ii) enter into this Agreement, the Note and the Warrant and consummate the transactions contemplated hereby and thereby. Each of the Company and its subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a series of events which, in the aggregate, has a material adverse effect on or change in, the business, financial condition, results of operations, assets or liabilities of the applicable party and its subsidiaries, taken as a whole.

          (b) Capitalization. As of October 31, 2005, the authorized capital stock of the Company consisted of: (i) 100,000,000 shares of Common Stock, of which approximately 17,500,000 shares are issued and outstanding and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which none are issued and outstanding. All of such shares of capital stock have been duly authorized for issuance, and all of such shares which are issued and outstanding have been validly issued and are fully paid, nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

          (c) Due Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, the Note and the Warrant has been taken, and this Agreement, the Note and the Warrant constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effects of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

          (d) SEC Reports; Financial Statements. The Company has previously furnished or made available to the Purchaser its (i) Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, (ii) Definitive Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on September 20, 2005 and (iii) all other periodic and current reports filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 2005, in each case, as amended through the date hereof (collectively, the "Company Reports").

          (e) Valid Issuance of Stock.

               (i) Valid Issuance. The Shares have been duly and validly reserved for issuance and, upon issuance, sale and delivery in accordance with the terms of the Warrant, as the case may be, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights binding on the Company.

               (ii) Compliance with Securities Laws. The Warrant will be issued to the Purchaser in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.

          (f) Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the Notes and the Warrant, and the consummation by the Company of the transactions contemplated hereby and thereby, do not: (i) contravene or conflict with the Company's Certificate of Incorporation, as amended (the "Certificate"), or the Company's By-Laws; (ii) constitute a violation of any provision of any federal, state, local or foreign law or rule, regulation or requirement binding upon or applicable to the Company or any of its subsidiaries; (iii) constitute a violation of any rule, regulation or requirement of the National Association of Securities Dealers, Inc. ("NASD"); or
(iv) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any such subsidiary under, any contract to which the Company or such subsidiary is a party or any permit, license or similar right relating to the Company or such subsidiary or by which the Company or such subsidiary may be bound or affected, except any such default, consent, right of termination, cancellation or acceleration, loss or lien, claim or encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (g) Litigation. Except as disclosed in the Company Reports, there is no action, suit, proceeding, claim, arbitration or investigation (each, an "Action") pending or, to the Company's best knowledge, threatened: (i) against the Company or any of its subsidiaries, or any officer, director or employee of the Company or any of its subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or such subsidiary; or (ii) against the Company or any of its subsidiaries, or any officer, director or employee of the Company or any of its subsidiaries that seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

          (h) Registration Rights. Except as provided in the Warrant, the Company has not granted or agreed to grant to Purchaser any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

          (i) Brokers and Finders. The Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or any of the transactions contemplated hereby.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company, as of the date hereof, that:

          (a) Purchase for Own Account. The Warrant and shares involved will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring the Warrant.

          (b) Investment Experience. The Purchaser understands that the acquisition of the Warrant and shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in any of the Note, Warrant and shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in any of the Notes, the Warrants and the shares and protecting its own interests in connection with this investment.

          (c) Accredited Investor Status. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.
          (d) Restricted Securities. The Purchaser understands that (i) the Warrant and the shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and (ii) under the Securities Act and applicable rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5. MISCELLANEOUS.

          (a) Legends. The Warrant and certificates for the shares will bear a legend in substantially the following form:

          "The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred or otherwise disposed of unless they have been registered under such Act or pursuant to an exemption from registration under such Act."

     Furthermore, the Company shall place on each Warrant and each certificate for the shares any legend required by applicable state securities laws. In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates. The legend set forth above shall be removed by the Company from any certificate evidencing the shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

          (b) Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.

          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser.

          (e) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          (f) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

RG Global Lifestyles, Inc.



________________________________
Lou Knickerbocker
Chief Executive Officer


PURCHASER



________________________________

                                    EXHIBIT A

                                 PROMISSORY NOTE

                           RG Global Lifestyles, Inc.

                         8.0% Unsecured Promissory Note

                             Due ____________, 2006

U.S. $___________                                              __________, 2005


          FOR VALUE RECEIVED, the undersigned, RG Global Lifestyles, Inc., a California corporation ("Borrower"), hereby promises to pay to _______________, an individual ("Lender"), the principal sum of ___________________ Dollars ($__________) ("Principal Sum"), or such lesser amount as may then be outstanding, together with accrued but unpaid interest thereon, on October 31, 2006 ("Maturity Date"). Interest on the outstanding Principal Sum shall be at a rate of 8.0% per annum ("Interest"). If all or a portion of the Principal Sum or Interest shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), the Borrower hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding, the date such amount is paid in full at 11% per annum (and until the date such overdue amount is paid in full, "Interest" on such overdue amount shall mean interest at such rate).

          This Note is being delivered pursuant to that certain Note and Warrant Purchase Agreement, dated as of ____________, 2005, between the Borrower and the Lender (the "Note and Warrant Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Note and Warrant Purchase Agreement.

1. Payment.

          Payment of the Principal Sum and Interest on the Maturity Date shall be made by certified or bank cashier's check payable to the Lender at the Lender's principal address, or by bank wire transfer, in immediately available funds, to the account so specified, in lawful money of the United States of America. The Borrower may prepay this Note at any time, without premium or penalty, in whole or in part, with accrued interest to the date of such payment on the amount prepaid. If the Maturity Date occurs on a date that is not a Business Day then the Principal Sum or Interest then due shall be paid on the next succeeding Business Day. "Business Day" shall mean any day other than Saturday, Sunday or any day upon which banks are authorized or required to be closed.

2. Default and Remedies.

     (a) If any of the following events or conditions (each an "Event of Default") shall occur and be continuing:

          (i) the Borrower shall fail to pay the Principal Sum when and as the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise;

          (ii) the Borrower shall fail to pay any Interest when and as the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise;

          (iii) the Borrower fails to grant and deliver the Warrant in accordance with the terms of the Note and Warrant Purchase Agreement;

          (iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower or (C) the winding-up, liquidation or dissolution of the Borrower; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (v) the Borrower (A) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consents to, or fails to contest in a timely and appropriate manner, the commencement against of any proceeding or the filing of any petition described in clause (v) above, (C) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment for the benefit of creditors, (F) becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or (G) takes any action for the purpose of effecting any of the foregoing; then, (x) in the case of an Event of Default specified in clause (a)(i), (ii), or (iii) above, the Lender may, at any time during the continuance of such Event of Default, by written notice to the Borrower, declare the entire outstanding Principal Sum, together with all accrued and unpaid Interest, to be due and payable and (y) in the case of an Event of Default specified in clauses (a)(iv) or (v) above, the entire outstanding Principal Sum, together with all accrued and unpaid Interest, shall automatically forthwith become due and payable without presentment, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Subject to the other terms of this Note, if an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of the Principal Sum or Interest or to enforce the performance of any provision of this Note. If an Event of Default occurs and is continuing, the Lender may proceed to protect and enforce its rights by any action at law, suit in equity or other appropriate proceeding. In the case of a default in the payment of the Principal Sum or Interest, the Borrower will pay to the Lender such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

3.   Notices

     All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent to:

If to the Borrower to:    RG Global Lifestyles, Inc.
                          30021 Tomas, Suite 200
                          Rancho Santa Margarita, CA 92688
                          Attention: Chief Operating Officer
                          Facsimile: (949) 888-9525

If to the Lender to:


                          Facsimile:

4. Miscellaneous.

          This Note shall be construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of laws rules. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of this Note. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of California and of the United States District Court for the District of California, and any appellate court of such courts, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California court (or, to the extent permitted by law, in such federal court). The Borrower agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction.

          If any provision of this Note shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

          This Note may not be changed, amended or modified except by agreement in writing signed by the Borrower and the Lender.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer as an instrument under seal, as of the day and year first above written.

                                   RG Global Lifestyles,Inc.


                                   ----------------------------------
                                   Lou Knickerbocker
                                   Chief Executive Officer

                                    EXHIBIT B

                            RG GLOBAL LIFESTLYES INC.

                              COMMON STOCK WARRANT

THIS COMMON STOCK WARRANT AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OR CONVERSION OF THIS COMMON STOCK WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                            Issued: ___________, 2005

              Warrant to Purchase _________ Shares of Common Stock

                       Expiration Date: ____________, 2010


     RG Global Lifestyles, Inc., a California corporation ("Company"), hereby certifies that, for value received, _________________, an individual ("Investor"), or any transferee to whom this warrant ("Warrant") is properly transferred ("Holder"), is entitled, on the terms set forth below, to purchase from the Company at any time until 5:00 p.m., PCT, on ______________, 2010 ("Expiration Date") _______________ fully paid and nonassessable shares of the Common Stock, par value $0.001 per share ("Common Stock"), of the Company, at a price per share equal to the lowest Closing Price for RGBL.OB (as reported by the OTC:BB) over the twelve months immediately following the date of this Agreement ("Purchase Price").

     This Warrant is being issued pursuant to the Note and Warrant Purchase Agreement dated ______________, 2005 between the Company and Investor (the "Note and Warrant Purchase Agreement").

     1. Exercise of Warrant; Conversion of Warrant; Transfer of Warrant.

          (a) Exercise of Warrant. At any time after ____________, 2006 ("Vesting Date"), and prior to 5:00 p.m. on the Expiration Date, the rights represented by this Warrant may be exercised by the Holder, in whole or in part, upon surrender of this Warrant to the Company, together with an executed Notice of Exercise or Conversion, substantially in the form attached hereto as Exhibit 1, at the Company's primary executive office, with payment by check to the Company of the amount obtained by multiplying the number of shares of Common Stock with respect to which this Warrant is being exercised by the Purchase Price.

          (b) Conversion of Warrant (Cashless Exercise). In addition to, and without limiting, any other rights of the Holder hereunder, the Holder may elect to convert this Warrant, in whole or in part, into shares of Common Stock at any time after the Vesting Date and prior to 5:00 p.m. on the Expiration Date by surrendering this Warrant to the Company, together with an executed Notice of Exercise or Conversion substantially in the form attached hereto as Exhibit A, at the Company's primary executive office. Upon receipt of such notice and surrender of the Warrant by the Holder, or on such later date as specified in the Notice of Exercise or Conversion, the Company shall deliver to the Holder within a reasonable time, without payment by the Holder of any cash or other consideration, that number of shares of Common Stock computed using the following formula:

          X =  Y(A-B)
               ------
                 A

Where:    X =  the number of shares of Common Stock to be issued to the Holder.

          Y = the number of shares of Common Stock with respect to which this Warrant is being converted.

          A = the Fair Market Value, as defined below, of one share of Common Stock.

          B =  Purchase Price.

               If the Common Stock is traded on the Nasdaq National Market, the Fair Market Value of one share of Common Stock shall be the closing price quoted on the Nasdaq National Market, as published in The Wall Street Journal on the date of determination of Fair Market Value. If the Common Stock is not traded on the Nasdaq National Market, but is traded on an exchange or over-the-counter, the Fair Market Value of one share of Common Stock shall be the closing price quoted on the exchange on which the Common Stock is listed or the average of the closing bid and asked prices of the Common Stock quoted in the Over-the-Counter Market Summary, whichever is applicable, on the date of determination of Fair Market Value. In all other cases, the Fair Market Value of one share of Common Stock shall be determined in good faith by the Company's Board of Directors ("Board").

          (c) Partial Exercise. Upon any partial exercise or conversion, the Company will issue to the Holder a new Warrant for the number of shares of Common Stock as to which this Warrant was not exercised or converted.

          (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon any exercise or conversion of this Warrant. Instead of any fractional share which would otherwise be issuable upon exercise or conversion, the Company shall pay a cash amount in respect of each fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the Fair Market Value of a share of Common Stock on the date of exercise or conversion, as applicable, minus the Purchase Price. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise or conversion.

          (e) Taxes. The Company will not be required to pay any tax imposed in connection with any transfer involved in the issuance of a Warrant or a certificate for shares of Common Stock in any name other than that of the Holder hereof, and in such case, the Company will not be required to issue or deliver any stock certificate or Warrant until such tax is paid.

          (f) Transfer of Warrant. Transfer of this Warrant to a third party shall be effected by execution and delivery of the Notice of Assignment attached hereto as Exhibit 2 and surrender of this Warrant for registration of transfer of this Warrant at the primary executive office of the Company, together with funds sufficient to pay any applicable transfer tax. Upon receipt of the duly executed Notice of Assignment and the necessary transfer tax funds, if any, the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock.

     2. Antidilution Provisions.

          (a) Reorganization, Reclassification or Recapitalization of the Company. In case of (i) a capital reorganization, reclassification or recapitalization of the Company's capital stock (other than in the cases referred to in Section 2(c) hereof), (ii) the Company's consolidation or merger with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of securities, cash or otherwise, or (iii) the sale or transfer of all or substantially all of the Company's assets, then, as part of such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer, lawful provision shall be made so that there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) and without payment of any additional consideration, the number of shares of stock or other securities of property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise or conversion of this Warrant or any portion thereof at the time of such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer would have been entitled to receive in such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer. This Section 2(a) shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise or conversion of this Warrant or any portion thereof. If the per share consideration payable to the Holder for shares of Common Stock in connection with any transaction described in this Section 2(a) is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board.

          (b) Splits and Combinations. If the Company at any time or from time to time after the date of this Warrant subdivides any of its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

          (c) Reclassifications. If the Company reclassifies or otherwise changes any of the securities into which this Warrant may be convertible into the same or a different number of securities of any other class or classes, this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities into which this Warrant was convertible immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted.

          (d) Liquidation; Dissolution. If the Company shall dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant effective as of the date of such dissolution, liquidation or winding up. If any such dissolution, liquidation or winding up results in any cash distribution to the Holder in excess of the aggregate Purchase Price for the shares of Common Stock for which this Warrant is exercisable, then the Holder may, at its option, exercise this Warrant without making payment of such aggregate Purchase Price and, in such case, the Company shall, upon distribution to the Holder, consider such aggregate Purchase Price to have been paid in full, and in making such settlement to the Holder, shall deduct an amount equal to such aggregate Purchase Price from the amount payable to the Holder.

          (e) Adjustment Certificates. Upon any adjustment of the Purchase Price or the number of shares of Common Stock issuable upon exercise or conversion of this Warrant, a certificate, signed by (i) the Company's Chief Financial Officer or (ii) any independent firm of certified public accountants of recognized national standing the Company selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Holder at the address set forth in Section 6 hereof and shall specify the adjusted Purchase Price and the number of shares of Common Stock issuable upon exercise or conversion of the Warrant after giving effect to the adjustment.

          (f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. The Company shall not be deemed to have avoided or to be seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by issuing securities after the Closing Date for a consideration per share less than the Purchase Price then in effect.

          (g) Application. Except as otherwise provided herein, all subsections of this Section 2 are intended to operate independently of one another. If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect.

     3. Registration Rights.

          (a) Piggyback Registration Rights. At any time after the grant date of this Warrant, if the Company proposes to register any Common Stock for sale solely for cash, either for its own account or for the account of a stockholder or stockholders ("Company Registration"), then the Company shall give the Holder written notice of its intention to do so and of the intended method of sale ("Registration Notice") not fewer than 30 days prior to the anticipated filing date of the registration statement effecting such Company Registration. The Holder may request inclusion of any exercisable shares under this Warrant ("Registrable Shares") in such Company Registration by delivering to the Company, within 10 days after receipt of the Registration Notice, a written notice ("Piggyback Notice") stating the number of Registrable Shares proposed to be included and that such shares are to be included in the Company Registration only on the same terms and conditions as the shares of Common Stock otherwise being sold under such Registration. The Company shall use its reasonable efforts to cause all Registrable Shares specified in the Piggyback Notice to be included in the Company Registration and any related offering, all to the extent requisite to permit the sale by the Holder of such Registrable Shares in accordance with the method of sale applicable to the other shares of Common Stock included in the Company Registration.

          (b) Limitations on Piggyback Registrations. The Company's obligation to include Registrable Shares in the Company Registration pursuant to Section 2(a) shall be subject to the following limitations: The Company shall not be obligated to include any Registrable Shares in a registration statement (i) filed on Form S-4 or Form S-8 or such other similar successor forms then in effect under the Securities Act, (ii) pursuant to which the Company is offering to exchange its own securities, or (iii) relating to dividend reinvestment plans. There is no limit on the number of Piggyback Registrations which may be requested hereunder.

     4. Notices of Record Date. In case (a) the Company takes a record of the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities; (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or (c) of any voluntary dissolution, liquidation or winding-up of the Company; then, in each such case, the Company will mail or cause to be mailed to each Holder of a Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time receivable upon the exercise or conversion of the Warrant) will be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, and, in the case of a reorganization, consolidation, merger or conveyance, the fair market value of such securities or other property as determined by the Board. Such notice shall be mailed at least ten days prior to the date specified therein.

     5. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation thereof, the Company at its expense, will issue a replacement.

     6. Transferability of Warrant; No Redemption. This Warrant and all rights hereunder are freely transferable by the Holder, subject to compliance with applicable state and federal securities laws. This Warrant shall not be redeemable by the Company, in whole or in part, at any time.

     7. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be sent to:

If to the Borrower to:    RG Global Lifestyles, Inc.
                          30021 Tomas, Suite 200
                          Rancho Santa Margarita, CA 92688
                          Attention: Chief Operating Officer
                          Facsimile: (949) 888-9525

If to the Lender to:


                          Facsimile:

     8. Change; Waiver. This Warrant except by agreement may not be changed, amended or modified in writing signed by the Company and the Holder.

     9. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

     10. Headings. The headings in this Warrant are for purposes of reference only and shall not be deemed to constitute a part hereof.

     11. Governing Law. This Warrant is delivered in the State of California and shall be construed in accordance with and governed by the laws of such state without regard to its conflicts of laws rules.

Dated: ___________________, 2005

                                 RG Global Lifestyles, Inc.



                                 ----------------------------
                                 Lou Knickerbocker
                                 Chief Executive Officer

                                    EXHIBIT 1

                        NOTICE OF EXERCISE OR CONVERSION

TO:  RG Global Lifestyles, Inc.

     1. The undersigned hereby elects to receive __________ shares of Common Stock of RG Global Lifestyles, Inc., pursuant to the terms of the attached Warrant.

     2. Method of Exercise (Please initial the applicable blank):

          ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

          ___ The undersigned elects to convert the attached Warrant by means of the conversion provisions of Section 2(b) of the Warrant.

     3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                      ---------------------------------
                                    (Name)
                      ---------------------------------

                      ---------------------------------
                                   (Address)

     4. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

     All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant.

                      ---------------------------------
                                Name of Holder

                      ---------------------------------
                      Signature of Authorized Signatory

                      ---------------------------------
                             Print Name and Title

                      ---------------------------------
                                     Date

                                    EXHIBIT 2

                                 ASSIGNMENT FORM

(To be executed only upon the assignment of the within Warrant)

     FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto _____________________, whose address is ___________________ all of the rights of the undersigned under the within Warrant, with respect to shares of Common Stock (as defined within the Warrant) of RG Global Lifestyles, Inc., and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint _________________ attorney to register such transfer on the books of RG Global Lifestyles, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:_____________

Signature Guaranteed                ___________________________________

____________________                ___________________________________

                                    By:________________________________
                                    (Signature of Registered Holder)

                                    Title:_____________________________


NOTICE: The signature to this Notice of Assignment must correspond with the name upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                     The signature to this Notice of Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.